Exhibit 99.1

SenesTech Announces Second Quarter 2019 Financial
and Operational Results

FLAGSTAFF, Ariz., August 13, 2019 -- SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced financial and operational results for the second quarter of fiscal 2019, which ended June 30, 2019.

“Since taking over as CEO three months ago, we have made a number of significant changes in our go forward strategy intended to drive commercial adoption of our highly disruptive technology,” commented Ken Siegel, Chief Executive Officer of SenesTech. “Specifically, we have narrowed our focus to key market verticals and geographies that we believe are most likely to generate near term results, focusing in on zoos and sanctuaries, municipalities and government agencies, and food and agriculture, with a significant amount of effort placed into California. California, which currently has bill AB 1788 moving through its legislature to ban second generation anticoagulant rodenticides in certain circumstances, would move ContraPest from a disruptive innovation to what we believe will be a potential necessity in the world’s fifth largest economy.”

“California’s desire for a better environment is evidenced by a growing demand for effective and environmentally sound pest management solutions. AB1788 has drawn attention to the critical role pest management strategies play in the lives of people, pets, and wildlife.  We have recently undertaken one-on-one consumer interactions in our target market segments to assess the demand.   The shift to ContraPest is underway. As AB1788 moves through its legislative pathway, users are motivated now and are seeking our assistance in planning near term deployments. We are ready to meet this growing demand that is core to our mission,” added Dr. Loretta Mayer, SenesTech’s co-founder and Chief Scientific Officer.

Second Quarter 2019 Financial Results

Revenues from product sales during Q2 2019 ended June 30, 2019 were $24,000, compared to $19,000 of revenue from product sales during Q1 2019. Q2 2019 operating expenses were $2.3 million, significantly lower than the $4.1 million in Q2 2018 of last year and slightly lower than the $2.4 million in Q1 2019. Net loss for Q2 2019 was $(2.3) million, compared with a net loss of $(4.1) million in Q2 2018 and $(2.4) million during Q1 2019. Adjusted EBITDA, which is a non-GAAP measure of operating performance, was $(2.0) million during Q2 2019, compared to $(1.9) million in Q2 2018, and $(2.0) million during Q1 2019.

The Company ended the quarter with $2.6 million in cash, or $6.2 million on a pro forma basis including the Company’s July 2019 public offering which generated $3.6 million of net proceeds.

Tom Chesterman, Chief Financial Officer of SenesTech, commented, "During the second quarter, we focused on California and the continued adjustments we are making to our sales model, including the use of a contract sales organization to further extend our reach. Importantly, we took steps to reduce our monthly burn rate as we shifted from our historic focus on R&D to an all-out effort to commercialize ContraPest with a particular focus on the anticipated impact from AB 1788. Finally, with the recent financing anchored by a million dollar investment by our Chief Executive Officer, Ken Siegel, and a revised cost structure, we believe we have the necessary resources to execute on our go forward strategy well into 2020.”

Mr. Siegel concluded, “I believe strongly not only in the mission that SenesTech and ContraPest is looking to achieve, but in the opportunity it provides for shareholders as I personally invested significantly in the most recent public offering. As a company rich in scientific progress and success, the transition to commercialization is never easy. However, my confidence is high in our ability to bring this incredibly disruptive technology to commercial success.”

Use of Non-GAAP Measure

Adjusted EBITDA is a non-GAAP measure. However, this measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. Adjusted EBITDA may be calculated by us differently than other companies that disclose measures with the same or similar term. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

Conference Call Details

Date and Time: 5:00 pm ET (2:00 pm PT) on Tuesday, August 13, 2019

Call-in Information: Interested parties can access the conference call by dialing (844) 308-3351 or (412) 317-5407.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://senestech.investorroom.com/.

To Ask a Question: The conference call will be moderated by Lytham Partners, an investor relations firm. There will be three options to ask a question during the call:

1.	Questions can be asked live during the call-in portion of the conference call.
2.	The live webcast will feature an option to submit questions in writing during the event.
3.	If you are unable to attend the event, you can submit a question in advance to Senestech@LythamPartners.com.

Replay:

A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10134038. A webcast replay will be available in the Investor Relations section of the Company's website at http://senestech.investorroom.com/ for 90 days.

About SenesTech

SenesTech has developed and is in the process of commercializing a proprietary technology for managing animal pest populations, primarily rat populations, through fertility control. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. "Forward-looking statements" may be preceded by words such as "may," "future," "plan" or "planned," "will," "should," "expected," "anticipates," “continue,” "eventually," “believes,” or "projected." Forward-looking statements include statements concerning target marketing and markets; continuing the Company’s vision; deployment of the Company’s product; the continuation or expansion of the use of ContraPest; demand for ContraPest; the Company’s expectations on regulatory developments, such as AB 1788; the Company’s continuing to control expenses and cash; future financial results; and the Company’s execution of its strategic business plan.

Investors should not unduly rely on forward-looking statements. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those made in the forward-looking statements, including as a result of various factors and other risks, such as market acceptance and demand for the Company’s products, customers completing order commitments, the Company’s ability to reduce costs and execute on its plans and continuing to believe it is following the best strategy, the Company having sufficient financing, and other factors identified in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports filed on Form 10-Q. All forward-looking statements speak only as of the date on which they were made based on management's assumptions as of such date. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investors: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC,

602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc.,

928-779-4143

SENESTECH, INC.

BALANCE SHEETS

(In thousands, except shares and per share data)

	June 30,	December 31,
	2019	2018
ASSETS	(Unaudited)

Current assets:
Cash	$2,575	$4,920
Accounts receivable	156	139
Prepaid expenses	329	342
Inventory	1,331	1,261
Deposits	5	9
Total current assets	4,396	6,671

Right to use asset-operating leases	65	-
Property and equipment, net	915	1,083
Total assets	$5,376	$7,754

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term debt	$134	$219
Accounts payable	255	173
Accrued expenses	790	771
Total current liabilities	1,179	1,163

Long-term debt, net	196	261
Operating lease liability	65	-
Common stock warrant liability	1	-
Deferred rent	10	16
Total liabilities	1,451	1,440

Commitments and contingencies	-	-

Stockholders' equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,227,475 and 23,471,999 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	25	24
Additional paid-in capital	94,391	92,128
Accumulated deficit	(90,491)	(85,838)
Total stockholders' equity	3,925	6,314

Total liabilities and stockholders' equity	$5,376	$7,754

SENESTECH, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except shares and per share data)

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018

Revenue:
Sales	$24	$36	$43	$55
Cost of sales	21	20	33	39
Gross profit	3	16	10	16

Operating expenses:
Research and development	463	636	927	1,270
General and administrative	1,831	3,465	3,735	5,493
Total operating expenses	2,294	4,101	4,662	6,763

Net operating loss	(2,291)	(4,085)	(4,652)	(6,747)

Other income (expense):
Interest income	11	1	26	7
Interest expense	(11)	(22)	(24)	(44)
Other income (expense)	2	(7)	(3)	6
Total other income (expense)	2	(28)	(1)	(31)

Net loss	$(2,289)	$(4,113)	$(4,653)	$(6,778)

Weighted average common shares outstanding - basic and fully diluted	24,552,553	16,696,051	24,038,333	16,596,770

Net loss per common share - basic and fully diluted	$(0.09)	$(0.25)	$(0.19)	$(0.41)

SENESTECH, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months
	Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,653)	$(6,778)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments held to maturity	-	(32)
Bad debts expense	-	5
Depreciation and amortization	213	224
Stock-based compensation	471	2,735
Loss on sale of equipment	2	15
Loss on early extinguishment of debt	-	10
Loss on remeasurement of common stock warrant liability	1	1
(Increase) decrease in current assets:
Accounts receivable	(17)	(21)
Prepaid expenses	13	(32)
Inventory	(70)	(648)
Deposits	4	7
Increase (decrease) in current liabilities:
Accounts payable	82	70
Accrued expenses	53	(97)
Deferred rent	(6)	(12)
Net cash used in operating activities	(3,907)	(4,553)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds received on sale of securities held to maturity	-	2,608
Proceeds received on sale of equipment	-	185
Purchase of property and equipment	(47)	(102)
Net cash provided by (used in) investing activities	(47)	2,691

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of notes payable	(112)	(198)
Repayments of notes payable, related parties	-	(9)
Repayments of capital lease obligations	(38)	(36)
Proceeds from the exercise of warrants	1,783	2,213
Payment of deferred offering costs	-	(335)
Payment of employee withholding taxes related to share-based awards	(24)	(27)
Net cash provided by financing activities	1,609	1,608

NET CHANGE IN CASH	(2,345)	(254)
CASH AT BEGINNING OF PERIOD	4,920	2,101
CASH AT END OF PERIOD	$2,575	$1,847

SUPPLEMENTAL INFORMATION:
Interest paid	$24	$44
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchases of equipment under capital lease obligations	$-	$10
Common stock issued on accrued bonus	$32	$-

SenesTech Inc.

Itemized Reconciliation Between Net Loss and Non-GAAP Adjusted EBITDA

For the Three and Six Months Ended June 30, 2019 and 2018

(Unaudited)

(in thousands)	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018
Net Loss (As Reported, GAAP)	(2,289)	(4,113)	(4,653)	(6,778)

Non-GAAP Adjustments:
Interest and dividends	-	21	(2)	37
Stock-based compensation	219	2,037	471	2,735
Loss on sale of assets	2	15	2	15
Gain on investments held to maturity	-	(19)	-	(32)
Loss on early extinguishment of debt	-	10	-	10
Change in fair value of derivative	(4)	1	1	1
Amortization and accretion:
Amortization of discounts on investments held to maturity	-	-	-	5
Depreciation expense	102	107	213	224
Total of non-GAAP adjustments	319	2,172	685	2,995

Adjusted EBITDA Loss (Non-GAAP)	(1,970)	(1,941)	(3,968)	(3,783)